Exhibit 2.2

Execution Version

FIRST AMENDMENT TO OPTION EXERCISE AGREEMENT AND SECOND AMENDMENT TO PURCHASE AGREEMENT AND OPERATING AGREEMENT

THIS FIRST AMENDMENT TO OPTION EXERCISE AGREEMENT AND SECOND AMENDMENT TO PURCHASE AGREEMENT AND OPERATING AGREEMENT (this “Agreement”) is entered into as of October 2, 2019, by and between (i) North Investors LLC, an Arizona limited liability company (“North Investors”), (ii) Villa Entertainment Group, LLC, a California limited liability company (“Villa”), (iii) TCF California Holding Company, a California corporation (“TCF”), (iv) The Cheesecake Factory Incorporated, a Delaware corporation (“Cake”), (v) Samuel W. Fox (“Fox”), (vi) Fox Restaurant Concepts LLC, an Arizona limited liability company (“FRC”), (vii) North Restaurants LLC, an Arizona limited liability company (“North Restaurants”), (viii) each of the Persons listed on Exhibit A (each, a “North LLC” and collectively, the “North LLCs”), (ix) FRC Management LLC, an Arizona limited liability company (“FRC Management”) and (x) SWF Posse LLC, an Arizona limited liability company (“Representative”).  North Investors, Villa, TCF, Cake, Fox, FRC, North Restaurants and the North LLCs shall each be referred to herein as a “Party” and collectively, the “Parties.”  Capitalized terms used, but not defined, in this Amendment shall have the meanings ascribed thereto in the Original Operating Agreement (as defined below).

RECITALS

WHEREAS, the Parties entered into an Amendment & Option Exercise Agreement, dated as of July 30, 2019 (the “Original Option Exercise Agreement” and, as amended hereby, the “Option Exercise Agreement”), pursuant to which (i) the Parties amended that certain Operating Agreement of North Restaurants, dated as of November 14, 2016 (as amended by the Original Option Exercise Agreement, the “Original Operating Agreement” and, as amended hereby, the “Operating Agreement”), (ii) the Parties amended that certain Purchase Agreement (North Italia), dated as of November 14, 2016 (as amended by the Original Option Exercise Agreement, the “Original Purchase Agreement” and, as amended hereby, the “Purchase Agreement”) and (iii) TCF exercised its option to acquire all outstanding interest in North Restaurants;

WHEREAS, the Parties desire that in lieu of establishing an escrow account with an escrow agent pursuant to the Original Operating Agreement, TCF shall retain $12,000,000 (the “Indemnity Escrow Amount”) of the Initial Acquisition Price (as defined in the Original Option Exercise Agreement), for purposes of satisfying indemnification obligations of FRC Indemnitors (as defined in the Purchase Agreement) under Section 13 of the Purchase Agreement; and

WHEREAS, the Parties desire to amend the Original Option Exercise Agreement, the Original Operating Agreement and the Original Purchase Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1  Amendment to Original Option Exercise Agreement.  Section 1 of the Original Option Exercise Agreement is hereby amended by adding the following after Section 1(e) of the Original Option Exercise Agreement.

“(f)      Indemnity Escrow Amount.

(i)         At the Closing, TCF shall retain $12,000,000 of the Initial Acquisition Price (the “Indemnity Escrow Amount”), solely to satisfy any indemnification claims against FRC Indemnitors (as defined in the Purchase Agreement) under Section 13 of the Purchase Agreement.

(ii)       If TCF desires to make a claim against the Indemnity Escrow Amount pursuant to Section 13 of the Purchase Agreement, TCF shall provide written notice thereof (a “Claim Notice”) to Representative with a copy to Villa before the two-year anniversary of the Closing Date, which Claim Notice shall (i) in reasonable detail state the basis for such claim, and (ii) state the amount being claimed by TCF against the Indemnity Escrow Amount (the “Claim Amount”). If within thirty (30) business days of Representative receiving the Claim Notice, neither Representative nor Villa delivers written notice to TCF objecting to the Claim Notice (any such objection notice, an “Indemnity Objection”), TCF shall provide final written notice of its intent to exercise a set off against the Indemnity Escrow Amount with respect to the applicable claim (the “Second Notice”). If within ten (10) business days of Representative receiving the Second Notice, neither Representative nor Villa delivers an Indemnity Objection, TCF shall set off and apply the Claim Amount against the Indemnity Escrow Amount (and the amount so set off shall be retained by TCF for its own account). As appropriate, any Indemnity Objection to the Claim Notice will provide the amount not being contested, the amount contested and a reasonable basis for the portion being contested. In the event that TCF receives an Indemnity Objection, then TCF shall set off and apply the undisputed portion of the Claim Amount, if any, against the Indemnity Escrow Amount (and the amount so set off shall be retained by TCF for its own account), and TCF shall place any disputed portion of the Claim Amount into an escrow account (the “Escrow Account”) with Wells Fargo Corporate Trust Services (the “Escrow Agent”). The Escrow Agent shall hold the disputed portion of the Claim Amount in the Escrow Account until (i) the Escrow Agent receives joint instruction from TCF and Representative or (ii) the Escrow Agent receives a final and non-appealable judgment, order, decree, award, ruling, decision or verdict of a court of competent jurisdiction with respect thereto (“Final Order”).  The Escrow Agent fee will be paid by TCF.

(iii)      On the first anniversary of the Closing Date, TCF shall pay fifty percent (50%) of the balance of the Indemnity Escrow Amount (amount remaining after all set offs), less any outstanding and disputed Claim Amounts (including for the avoidance of doubt any amounts held in the Escrow Account), (the “First Remaining Indemnity Escrow Amount”) to Representative, for distribution to the members of North Investors as of the Closing Date in accordance with their pro rata ownership of North Investors (it being understood that Villa owns forty seven percent (47%) interest in North Investors, and owners of FRC immediately prior to Closing will collectively own the remaining fifty three percent (53%) interest in North Investors after Closing) by wire transfer of immediately available funds for deposit into the account designated by Representative.

(iv)       On the second anniversary of the Closing Date, TCF shall pay the balance of the Indemnity Escrow Amount (amount remaining after the disbursement set forth in Section 1(f)(iii) above, plus all subsequent set offs), less any outstanding and disputed Claim Amounts (including for the avoidance of doubt any amounts held in the Escrow Account), (the “Final Remaining Indemnity Escrow Amount”) to Representative for distribution to the members of North Investors as of the Closing Date in accordance with their pro rata ownership of North Investors (it being understood that Villa owns forty seven percent (47%) interest in North Investors, and owners of FRC immediately prior to Closing will collectively own the remaining fifty three percent (53%) interest in North Investors after Closing) by wire transfer of immediately available funds for deposit into the account designated by Representative.

(g)        Appointment and Authority of Representative.

(i)         Each of North Investors, FRC and Villa hereby irrevocably appoints, designates and authorizes SWF Posse LLC to act on its behalf as Representative hereunder and authorizes Representative to take such actions on its behalf and to exercise such powers as are delegated to Representative by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

(ii)       The Person serving as Representative hereunder shall have the same rights, duties, and powers in its capacity as North Investors and FRC, and may exercise the same as though it were not Representative, and the terms “North Investors” and “FRC” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as Representative hereunder in its individual capacity.

(iii)      Representative shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, Representative:

(A)       shall not be subject to any fiduciary or other implied duties to FRC, North Investors or Villa;

(B)       shall not have any duty to take any discretionary action or exercise any discretionary powers, except as expressly provided in this Agreement; and

(C)       shall not, except as expressly provided in this Agreement, have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, any information relating to North Restaurants LLC,  an Arizona limited liability company, or any of its Affiliates that is communicated to or obtained by Representative or any of its Affiliates in any capacity.

(iv)       Neither Representative nor any of its Affiliates shall be liable to FRC, North Investors or Villa for any action taken or not taken by Representative under or in connection with this Agreement or the transactions contemplated hereby in the absence of its own fraud, gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(v)        Neither Representative nor any of its Affiliates shall have any duty or obligation to FRC, North Investors or Villa to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, or (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein.

(vi)       Representative shall be entitled to rely upon any notice, request, certificate, communication, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Representative may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 2  Amendments to Original Operating Agreement.

(a)        Amendment to Section 8.7(c)(v).  Section 8.7(c)(v) of the Original Operating Agreement is hereby amended and restated as follows: “[Reserved]”.

(b)        Amendment to Section 8.7(c)((vi)).  Section 8.7(c)(vi) of the Original Operating Agreement is hereby amended and restated as follows: “On the Closing Date, TCF shall pay 90% of the Initial Acquisition Price by wire transfer or immediately available funds to such account(s) and in such amounts as North Investors shall specify in writing to TCF”.

(c)        Amendment to Exhibit F.  Exhibit F of the Original Operating Agreement is hereby amended and restated as follows: “[Reserved]”.

Section 3  Amendment to Original Purchase Agreement.  The final sentence of Section 13(b) of the Original Purchase Agreement is hereby amended and restated as follows: “Any Loss incurred by the TCF Indemnitors under this Section 13(b) shall be satisfied from the Indemnity Escrow Amount, and to the extent funds in the Indemnity Escrow Amount are not sufficient, shall be paid by the FRC Indemnitees directly to the TCF Indemnitees, subject to the limits in Section 13(c), within ten (10) Business Days of invoice from TCF.”.

Section 4  Representations and Warranties.  Each Party represents and warrants to each other Party as follows:

(a)        Organization, Standing and Power.  Such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full power and authority to own, lease or otherwise hold its properties and assets and to conduct its business as presently conducted.

(b)        Authority; Execution and Delivery; Enforceability.  Such Party has full power and authority to execute, deliver and perform its obligations under this Agreement and, if applicable, to consummate the Option Purchase.  The execution, delivery and performance by such Party of this Agreement and, if applicable, the consummation by such Party of the Option Purchase have been duly authorized by all necessary corporate, limited liability company or other entity action of such Party.  Such Party has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as limited by applicable laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

Section 5  Miscellaneous.

(a)        Governing Law.  This Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement will be governed by and construed according to the laws of the State of Arizona without regard to conflicts of law principles and will bind and inure to the benefit of the heirs, successors, assigns, and personal representatives of the Parties; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, ANY DISPUTES INVOLVING THE TCF FINANCING SOURCES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING REGARD TO CONFLICTS OR CHOICE OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. Each Party hereto waives any objection based on forum non conveniens and waives any objection to venue of any action instituted hereunder. EACH PARTY HERETO IRREVOCABLY WAIVES (TO THE EXTENT PERMITTED BY LAW) ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING (WHETHER AT LAW, IN CONTRACT, IN TORT OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS OBLIGATIONS HEREUNDER, INCLUDING IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY TCF FINANCING SOURCE.

(b)        Enforcement.  The Parties agree that irreparable damage could occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.  Any requirements for the securing or posting of any bond in connection with such remedy are waived.  Each of the Parties hereby irrevocably waives, and agrees not to assert or attempt to assert, by way of motion or other request for leave from the court, as a defense, counterclaim or otherwise, in any proceeding, any claim or argument that there is an adequate remedy at law or that an award of specific performance is not otherwise an available or appropriate remedy.  Notwithstanding anything to the contrary in this Agreement or the Original Purchase Agreement, each Party agrees that nothing in this Agreement shall require TCF or any of its Affiliates to enforce and none of the Parties shall be entitled to seek specific performance, injunctive relief or other equitable remedies to cause TCF or any of its Affiliates to enforce their respective rights under the TCF Loan Agreement or cause TCF Financing to be funded.

(c)        Notices. Notices may be delivered either by United States mail, electronic mail, hand delivery, recognized overnight air service (e.g., Federal Express) or facsimile. Any notice or document required or permitted hereunder shall be in writing and shall be deemed to be given on the date received by the recipient; provided, however, that all notices and documents mailed in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the recipient at its respective address as shown in the signature pages to this Agreement, shall be deemed to have been received five (5) days after mailing, and all notices and documents delivered by electronic mail or facsimile to a recipient at its respective electronic mail address or facsimile number, if any, as shown in the signature pages to this Agreement shall be deemed to have been received by the recipient upon the later of twenty-four (24) hours after transmission or 5:00 p.m. local time of the recipient on the next Business Day following the day of transmission of such electronic mail or facsimile. The mailing address, electronic mail address and facsimile number of each of the Parties shall be for all purposes as set forth in the signature pages to this Agreement unless otherwise changed by such Party by notice to the Parties as provided herein. The addresses set forth in the signature pages to this Agreement shall apply for purposes of Section 7(c) of the Option Exercise Agreement and Section 1 of this Agreement. The mailing address, electronic mail address and facsimile number for the Representative shall be for all purposes the contact information as set forth for FRC in the signature pages to this Agreement unless otherwise changed by the Representative by notice to the Parties as provided herein.

(d)        Interpretation; Captions.  The headings contained herein and in any Exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part hereof as if set forth in full herein.  Any capitalized terms used in any Exhibit, but not otherwise defined therein, shall have the meaning as defined herein.  When a reference is made herein to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.  Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.  References to a Person are also to its permitted successors and assigns.  For all purposes of this Agreement, unless otherwise specified herein, (i) “or” shall be construed in the inclusive sense of “and/or”; (ii) words (including capitalized terms defined herein) in the singular shall be construed to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be construed to include the other gender as the context requires; (iii) the terms “hereof” and “herein” and words of similar import shall be construed to refer to this Agreement as a whole (including all the Exhibits and Schedules) and not to any particular provision of this Agreement; (iv) the terms “including” and “include” mean “including, without limiting the generality of the foregoing”; and (v) all references herein to “$” or dollars shall refer to United States dollars.  Each representation, warranty, covenant and agreement contained herein shall have independent significance.  Accordingly, if any representation, warranty, covenant or agreement contained herein is breached, the fact that there exists another representation, warranty, covenant or agreement relating to the same subject matter (regardless of the relative levels of specificity) shall not detract from or mitigate the breach of the first representation, warranty, covenant or agreement.  Except to the extent a shorter time period is expressly set forth herein for a particular cause of action, actions hereunder may be brought at any time prior to the expiration of the longest time period permitted by applicable law.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-business day, the period in question shall end on the next succeeding business day.

(e)        Amendments.  Except as otherwise provided in this Agreement, this Agreement shall not be altered, modified or changed except by a written amendment approved by each Party.  Notwithstanding the foregoing, the provisions of Section 5(a),  (b) (n) and this Section 5(e) (and any other provision of this Agreement to the extent an amendment, supplement, waiver or other modification of such provision would modify the substance of such sections) may not be amended, supplemented, waived or otherwise modified in any manner that is materially adverse to the TCF Financing Sources without the prior written consent of each TCF Financing Source.

(f)        The Original Agreements.  Except as specifically amended hereby, the Original Operating Agreement, Original Purchase Agreement and Original Option Exercise Agreement (the “Original Agreements”) shall continue in full force and effect in accordance with the provisions thereof in existence on the date hereof.  Unless the context otherwise requires, after the date hereof, any reference to either of the Original Agreements shall mean such Original Agreement as amended hereby.

(g)        Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Parties.  The exchange of copies hereof, including signature pages hereto, by facsimile, e mail or other means of electronic transmission shall constitute effective execution and delivery hereof as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures transmitted by facsimile, e-mail or other means of electronic transmission shall be deemed to be original signatures for all purposes.

(h)        Inconsistencies.  In the event of any inconsistency between this Agreement and either of the Original Operating Agreement or the Original Purchase Agreement, this Agreement shall prevail.

(i)         Expenses.  Except as otherwise expressly set forth in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expense.

(j)         Attorneys’ Fees.  If any proceeding relating to this Agreement or any of the transactions contemplated hereby or the enforcement thereof is brought against any Party, the prevailing Party, if any, shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing Party may be entitled).

(k)        Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable by any Party without the prior written consent of all other Parties. Notwithstanding the foregoing, TCF may, without the consent of any other Party, assign all or any portion of its rights and obligations hereunder to any Affiliate or Affiliates of TCF.  No such assignment shall release TCF from any of its obligations hereunder without the consent of other Parties.

(l)         Severability.  If any provision hereof (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.

(m)       Definitive Documentation.  This agreement constitutes one of the Definitive Documentation (as defined in the Original Purchase Agreement).

(n)        TCF Financing Sources.  Notwithstanding anything to the contrary contained herein, each Party (other than TCF) hereby irrevocably and unconditionally agrees that none of the TCF Financing Sources shall have any liability or obligation to any Seller under or in connection with this Agreement, the Original Option Exercise Agreement, any commitment letter, engagement letter or definitive financing document (including the TCF Loan Agreement) or any of the transactions contemplated hereby or thereby (including with respect to the TCF Financing).  Each Party (other than TCF) hereby waives any and all rights or claims and causes of action (whether at law, in equity, in contract, in tort or otherwise) against the TCF Financing Sources that may be based upon, arise out of or relate to this Agreement, the Original Option Exercise Agreement, any commitment letter, engagement letter or definitive financing document (including the TCF Loan Agreement) or any of the transactions contemplated hereby or thereby (including the TCF Financing), and each Seller agrees not to commence or support a proceeding against any TCF Financing Source in connection with this Agreement, the Original Option Exercise Agreement or any commitment letter, engagement letter or definitive financing document (including the TCF Loan Agreement) or any of the transactions contemplated hereby or thereby (including any proceeding related to the TCF Financing). Nothing in this Section 5(n) will limit the rights of TCF or its affiliates in respect of the TCF Financing under the TCF Loan Agreement.  Without limiting the foregoing, no TCF Financing Source shall be subject to any special, consequential, punitive or indirect damages or damages of a tortious nature to any Seller. The TCF Financing Sources shall be express third party beneficiaries of this Section 5(n) and Sections 5(a),  (b) and (e), each of such sections shall expressly enure to the benefit of the TCF Financing Sources and the TCF Financing Sources shall be entitled to rely on and enforce the provisions of such Sections. For purposes of this Section 5, the following capitalized terms shall have the following meanings:

“TCF Financing” means one or more loans or extensions of credit made under the TCF Loan Agreement in order to financing in part the payment of the Initial Acquisition Price.

“TCF Financing Sources” means the agents, arrangers, lenders, issuing banks and other persons that have committed to provide or arrange or otherwise entered into the TCF Loan Agreement or otherwise agreed to provide any portion of the TCF Financing, together with their respective Affiliates and their and such Affiliates’ respective direct or indirect, former, current or future general and limited partners, officers, directors, employees, controlling persons, agents, representatives, advisors and counsel and their respective successors and assigns.

“TCF Loan Agreement” means that certain Third Amended and Restated Loan Agreement, dated as of July 30, 2019, among The Cheesecake Factory Incorporated, the owner of 100% of the capital stock of TCF, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as the same may be amended, restated or supplemented from time to time.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

THE CHEESECAKE FACTORY INCORPORATED

By:	/s/ David Overton
Name:	David Overton
Title:	Chief Executive Officer

Contact Information:

TCF CALIFORNIA HOLDING COMPANY

By:	/s/ David Overton
Name:	David Overton
Title:	President and Chief Executive Officer

Contact Information:

VILLA ENTERTAINMENT GROUP, LLC

By:	/s/ Randy Delano
Name:	Randy Delano
Title:	Managing Member

Contact Information: #########
#########
#########

[Signature Page to Amendment and Option Exercise Agreement]

SWF POSSE LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FOX RESTAURANT CONCEPTS LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Samuel Fox
Name:	Samuel Fox
Title:	Founder

Contact Information:
4455 East Camelback Road
Suite B100
Phoenix, Arizona 85018
Attn: General Counsel
Facsimile: ########
Email: ########

FRC MANAGEMENT LLC

By:	/s/ Brian Stoll
Name:	Brian Stoll
Title:	Chief Financial Officer

Contact Information:
4455 East Camelback Road
Suite B100
Phoenix, Arizona 85018
Attn: General Counsel
Facsimile: ########
Email: ########

[Signature Page to Amendment and Option Exercise Agreement]

NORTH INVESTORS LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

Contact Information:
4455 East Camelback Road
Suite B100
Phoenix, Arizona 85018
Attn: General Counsel
Facsimile: ########
Email: ########

NORTH RESTAURANTS LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

Contact Information:
4455 East Camelback Road
Suite B100
Phoenix, Arizona 85018
Attn: General Counsel
Facsimile: ########
Email: ########

NORTH LLCs:

The contact information for notice purposes of all of the North LLCs shall be:

4455 East Camelback Road
Suite B100
Phoenix, Arizona 85018
Attn: General Counsel
Facsimile: ########
Email: ########

[Signature Page to Amendment and Option Exercise Agreement]

FRC NORTH-ITALIAN (TUCSON) LLC

By: FRC Management LLC
Its: Manager

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC NORTH (KC 119)

By: FRC Management LLC
Its: Manager

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC (NORTH – 119) LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC (NORTH-CHERRY CREEK) LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC NORTH-ITALIAN LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

[Signature Page to Amendment and Option Exercise Agreement]

FRC 40TH STREET LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC NORTH HOUSTON LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC (NORTH-DOMAIN AUSTIN) LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC – AUSTIN MANAGEMENT LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC DOMAIN BEVERAGES LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC NORTH THE POINT LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

[Signature Page to Amendment and Option Exercise Agreement]

FRC NORTH (PARK PLACE) LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

NORTH LEGACY WEST LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

NORTH FV LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

NORTH 2ND STREET LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC NORTH ONE PASEO LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

FRC NORTH-ITALIAN (ARROWHEAD) LLC

By:	/s/ Sam Fox
Name:	Sam Fox
Title:	Founder

[Signature Page to Amendment and Option Exercise Agreement]